EXHIBIT 99.1

NEWS RELEASE DATED SEPTEMBER 19, 2007

NEWS RELEASE

NetSol Technologies Reports Record Fiscal Year 2008 Financial Results

Revenues Set New Annual and Quarterly Records, Rising 25% and 23% Year-Over-Year to Total $36.6 Million and $10.5 Million Respectively

GAAP Net Income Sets a Full Year Record of $7.2 Million, or $0.28 per Diluted Share; Versus a Year Ago Loss

Fourth Quarter GAAP Net Income Increased 58% to $2.1 Million, or $0.08 per Diluted Share

EBITDA Sets New Annual and Quarterly Records Rising to $11.3 Million and $3.3 Million Respectively

CALABASAS, CA - September 18, 2008 -- NetSol Technologies Inc. (“NetSol”) (NasdaqCM: NTWK) (DIFX: NTWK), a worldwide provider of global business services and enterprise application solutions, today announced fiscal fourth quarter and full year 2008 financial results, for the fiscal year ended June 30, 2008.

Fiscal Fourth Quarter 2008 Consolidated Financial Highlights

•	Revenues increased 23% year-over-year to $10.5 million, up 16% sequentially from the fiscal third quarter

•	License fees increased 67% to $4.9 million

•	Maintenance fees increased 21% to $1.7 million

•	Service fees decreased 8% to $3.8 million

•	GAAP net income increased to $2.1 million, or $0.08 per fully diluted share, versus $1.3 million, or $0.07 per fully diluted share, in the year ago period

•	EBITDA increased to a record $3.3 million, or $0.12 per diluted share, representing a 31% EBITDA margin, versus EBITDA of $2.0 million, or $0.10 per diluted share, in the year ago period

•	NetSol reiterates its fiscal year 2009 financial guidance calling for annual revenue growth between 30% to 35% over fiscal year 2008 levels and diluted earnings per share between $0.40 to $0.45

Najeeb Ghauri, NetSol Technologies chairman and chief executive officer, commented, “NetSol delivered a truly outstanding performance in fiscal 2008, complemented by a strong fourth quarter, as we delivered record revenue, GAAP net income and EBITDA results, all meeting or exceeding our projected full year financial guidance. These exceptional financial results were supported by our ability to execute on our strategic product and growth objectives while further strengthening our global client servicing and delivery platform. The strength of our core NetSol financial suite of products helped drive double-digit annual growth in license, service and maintenance revenues. This was complemented by the rollout of our new BestShoring™ business model and Global Business Services platform which reflect our continued focus on meeting our international clients’ needs for local expertise matched will high quality offshore delivery capabilities. Our success in executing during fiscal 2008 was highlighted by rising average deal sizes as well as the expansion or penetration of business verticals such as finance, e-government and healthcare. We continue to diversify our revenue streams geographically as well as by customer focus as we expand NetSol’s presence globally, while also meeting our financial growth objectives.

“We are reiterating our fiscal year 2009 financial guidance and believe that our current business backlog, strong pipeline, expanded product and service offerings, combined with our 2009 strategic growth initiatives, will provide a solid platform to meet these ambitious goals. From a strategic perspective, we are continuing to invest in our sales and marketing resources to support our core operating divisions, particularly in North America where we recently announced the opening of our new global operating headquarters, while penetrating new growth markets such as the Middle East as well as Central and South America. Overall, we continue to focus on diversifying our customer base and client delivery centers to support our global growth initiatives. I am extremely pleased with our fiscal 2008 performance and believe NetSol has never been better positioned as we look to leverage the opportunities we are seeing in the international markets for fiscal 2009,” concluded Mr. Ghauri.

NetSol reported record consolidated revenues of $10.5 million for the fourth quarter of fiscal year 2008, a 23% increase compared to the $8.6 million in revenues reported for the same period a year ago. Consolidated gross profit for the fourth quarter was approximately $5.8 million, or 55% of total revenues.

U.S. GAAP (Generally Accepted Accounting Principles) net income for the fourth quarter of fiscal year 2008 was approximately $2.1 million, or $0.08 per diluted share, which compares to GAAP net income of $1.3 million or $0.07 per diluted share, in the same period of fiscal year 2007. NetSol reported EBITDA of $3.3 million, or $0.12 per diluted share, for the fourth quarter of fiscal year 2008 compared to EBITDA of $2.0 million, or $0.10 per diluted share, in the year ago period.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. The Company uses EBITDA as a measure of the Company's operating trends. Investors are cautioned that EBITDA is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with the SEC Regulation G, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the financial table heading "Reconciliation to GAAP."

Fiscal Year 2008 Business Highlights

•	Introduced BestShoring™ and Global Business Services strategy as an evolution of NetSol’s core business offerings across NetSol’s international delivery centers.

•
Increased sales of NetSol’s financial suite of products with multi-million deals in Asia, North America and Europe, supporting higher average deal sizes and increased diversification of NetSol’s global customer base.

•	Expanded addressable markets and business verticals with increased penetration in finance, e-government, healthcare and defense.

•	Strengthened North American operations with key management additions as well as additional sales and marketing resources.

•	Billable resources in the NetSol Innovation Group joint venture increased to 130 employees.

•	Increased branding and customer reach into the Middle East including a LeaseSoft contract win with one of the largest leasing companies in Saudi Arabia.

•	Expanded global capital market access and Middle East market presence, becoming the first U.S. Company to successfully dual list on the Dubai International Financial Exchange (DIFX).

•
Awarded second pilot project for the implementation of a Land Record Management Information System (LRMIS) for the Islamabad Capital Territory, Pakistan, the second LRMIS project NetSol has been awarded.

•	NetSol Technologies' Development Center in Lahore achieved ISO 27001 certification.

Fiscal Year 2008 Consolidated Financial Highlights

•	Revenues for the full fiscal 2008 year increased 25% to $36.6 million

•	License fees improved 30% to $12.7 million

•	Maintenance fees increased 16% to $6.3 million

•	Service fees increased 26% to $17.7 million

•	Gross margin improved to 57% compared to 53% in the same period a year ago

•	GAAP net income increased to a record $7.2 million, or $0.28 per diluted share

•	EBITDA increased to a record $11.3 million, or $0.44 per diluted share, representing a 31% EBITDA margin

NetSol reported record consolidated revenues of $36.6 million for the full fiscal 2008 year, a 25% increase compared to the $29.3 million in revenues reported for the full fiscal 2007 year. Consolidated gross profit for the full fiscal 2008 year was $20.9 million, or 57% of revenues.

GAAP net income for the 2008 full fiscal year was a record $7.2 million, or $0.28 per diluted share, compared to net loss of $4.9 million, or a loss of $0.28 per diluted share, for the full 2007 fiscal year. EBITDA increased to a record $11.3 million, or $0.44 per diluted share, as compared to EBITDA loss of $1.5 million, or a loss of $0.08 per diluted share, in the year ago period.

Conference Call & Webcast Information

NetSol will host a conference call at 11:00 a.m. ET (8:00 a.m. PT) to review the results. Najeeb Ghauri, chairman and chief executive officer, Tina Gilger, chief financial officer, and Naeem Ghauri, Europe division president, will host the call, which will be webcast live. The webcast and a supporting slide presentation will be made available online at http://www.netsoltek.com/investors/investor_relations.htm. Telephone access to the conference call is available in North America by dialing +1 (877) 407-0782 or internationally by dialing +1 (201) 689-8567.

An audio replay of the conference call will be available approximately one hour following the conclusion of the call and will be available for 30 days. To access the replay in North America dial +1 (877) 660-6853 or when calling internationally dial +1 (201) 612-7415, using replay account code # 286 and conference ID # 295907. An archived replay of the conference webcast will also be available on the NetSol Technologies web site at http://www.netsoltek.com/investors/investor_relations.htm.

About NetSol Technologies

NetSol Technologies (NasdaqCM: NTWK) (DIFX: NTWK) is a worldwide provider of global business services and enterprise application solutions. NetSol uses its BestShoring(TM) practices and highly experienced resources in analysis, development, quality assurance, and implementation to deliver high-quality, cost-effective solutions. Organized into specialized practices, these product and services offerings include portfolio management systems for the financial services industry, consulting, custom development, systems integration, and technical services for the global Healthcare, Insurance, Real Estate, and Technology markets. NetSol's commitment to quality is demonstrated by its achievement of the ISO 9001, ISO 279001, and SEI (Software Engineering Institute) CMMI (Capability Maturity Model) Level 5 assessments, a distinction shared by fewer than 100 companies worldwide. NetSol Technologies' clients include Fortune 500 manufacturers, global automakers, financial institutions, technology providers, and governmental agencies. Headquartered in Calabasas, California, NetSol Technologies has operations and offices in London, San Francisco, Sydney, Beijing, Bangkok, and Lahore. To join the NetSol Technologies Inc. email distribution list please visit: http://www.b2i.us/irpass.asp?BzID=897&to=ea&s=0.

To learn more about NetSol Technologies Inc., visit www.netsoltech.com

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company's products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "anticipate," "intend," variations of such words, and similar expressions, identify forward looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of products and services and the timing of the market acceptance.

Contacts:

NetSol Technologies, Inc.	Investor Relations
Tina Gilger	Christopher Chu
Chief Financial Officer	Grayling Global
Tel: +1 818-222-9195, x112	Tel: +1-646-284-9426
Email: cchu@hfgcg.com

Financial Tables Follow

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS

	For the Three Months		For the Year
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
Net Revenues:	(UNAUDITED)		(AUDITED)
License fees	$4,915,813	$2,936,770	$12,685,039	$9,788,266
Maintenance fees	1,749,871	1,451,243	6,306,321	5,441,339
Services	3,849,971	4,188,426	17,650,815	14,052,481
Total revenues	10,515,655	8,576,439	36,642,175	29,282,086
Cost of revenues
Salaries and consultants	2,728,921	2,204,328	10,071,664	8,812,934
Travel	746,745	334,481	1,719,743	1,529,796
Repairs and maintenance	72,692	117,448	405,140	430,962
Insurance	85,283	58,302	239,043	211,897
Depreciation and amortization	551,166	100,779	1,398,454	794,482
Other	548,587	434,962	1,890,100	1,914,440
Total cost of sales	4,733,394	3,250,300	15,724,144	13,694,511
Gross profit	5,782,261	5,326,139	20,918,031	15,587,575
Operating expenses:
Selling and marketing	904,562	1,056,004	3,722,470	3,161,924
Depreciation and amortization	517,321	457,086	1,939,502	1,846,790
Bad debt expense	55,016	72,606	58,293	189,873
Salaries and wages	945,402	781,794	3,703,836	3,696,501
Professional services, including non-cash compensation	413,490	293,499	837,598	1,067,702
General and adminstrative	1,170,091	775,735	3,447,113	2,977,917
Total operating expenses	4,005,882	3,436,724	13,708,812	12,940,707
Income from operations	1,776,379	1,889,415	7,209,219	2,646,868
Other income and (expenses):
Gain (Loss) on sale of assets	(2,440)	16,090	(35,484)	(2,977)
Beneficial conversion feature	-	-	-	(2,208,334)
Amortization of debt discount and capitalized cost of debt	-	-	-	(2,803,691)
Liquidation damages	-	-	-	(180,890)
Fair market value of warrants issued	-	(34,424)	-	(68,411)
Interest expense	(82,043)	(74,476)	(626,708)	(617,818)
Interest income	35,234	38,092	195,103	201,015
Gain on sale of subsidiary shares	-	-	1,240,808	-
Gain on foreign currency exchange rates	1,430,669	42,434	2,020,839	178,522
Other income and (expenses)	29,600	18,210	148,544	74,050
Total other income (expenses)	1,411,020	5,926	2,943,102	(5,428,534)
Net income (loss) before minority interest in subsidiary	3,187,399	1,895,341	10,152,321	(2,781,666)
Minority interest in subsidiary	(1,051,781)	(561,508)	(2,808,291)	(1,935,589)
Income taxes	(75,710)	(33,686)	(121,982)	(160,306)
Net income (loss)	2,059,908	1,300,147	7,222,048	(4,877,561)
Dividend required for preferred stockholders	(33,508)	(77,640)	(178,541)	(237,326)
Subsidiary dividend (minority holders portion)	-	-	(817,173)	-
Bonus stock distribution (minority holders portion)	(615,635)	(345,415)	(1,160,994)	(345,415)
Net income (loss) applicable to common shareholders	1,410,765	877,092	5,065,340	(5,460,302)
Other comprehensive loss:
Translation adjustment	(2,390,317)	(259,113)	(3,792,148)	(55,770)
Comprehensive income (loss)	$(979,552)	$617,979	$1,273,192	$(5,516,072)
Net income (loss) per share:
Basic	$0.08	$0.06	$0.29	$(0.28)
Diluted	$0.08	$0.07	$0.28	$(0.28)
Weighted average number of shares outstanding
Basic	25,425,042	19,706,920	24,118,538	18,189,590
Diluted	27,303,554	19,835,177	25,997,049	18,189,590

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET - AS OF JUNE 30, 2008

ASSETS

Current assets:
Cash and cash equivalents	$6,275,238
Accounts receivable, net of allowance for doubtful accounts of $108,538	10,988,888
Revenues in excess of billings	11,053,042
Other current assets	2,406,407
Total current assets		30,723,575
Property and equipment, net of accumulated depreciation		9,176,780
Other assets, long-term		1,866,437
Intangibles:
Product licenses, renewals, enhancements, copyrights,
trademarks, and tradenames, net	10,837,856
Customer lists, net	1,732,761
Goodwill	9,439,285
Total intangibles		22,009,902
Total assets		$63,776,694

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$4,116,659
Current portion of loans and obligations under capitalized leases	2,280,110
Other payables - acquisitions	846,215
Unearned revenues	3,293,728
Due to officers	184,173
Dividend to preferred stockholders payable	33,508
Loans payable, bank	2,932,551
Total current liabilities		13,686,944
Obligations under capitalized leases, less current maturities		332,307
Long term loans; less current maturities		411,608
Total liabilities		14,430,859
Minority interest		6,866,514
Commitments and contingencies		-

Stockholders' equity:
Preferred stock, 5,000,000 shares authorized;
1,920 issued and outstanding	1,920,000
Common stock, $.001 par value; 95,000,000 shares authorized;
25,545,482 issued and outstanding	25,545
Additional paid-in-capital	76,456,697
Treasury stock	(35,681)
Accumulated deficit	(32,067,003)
Stock subscription receivable	(600,907)
Common stock to be issued	1,048,249
Other comprehensive loss	(4,267,579)
Total stockholders' equity		42,479,321
Total liabilities and stockholders' equity		$63,776,694

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
STATEMENTS OF CASH FLOWS

	For the Years
	Ended June 30,
	2008	2007
Cash flows from operating activities:
Net income (loss) from continuing operations	$7,222,048	$(4,877,561)
Adjustments to reconcile net income (loss) applicable to common shareholders to net cash provided by (used in) operating activities:
Depreciation and amortization	3,337,956	2,641,272
Bad debt expense	58,293	189,873
Loss on sale of assets	35,484	2,977
Gain on sale of subsidiary shares in Pakistan	(1,240,808)	-
Minority interest in subsidiary	2,808,291	1,935,589
Stock issued for services	167,926	88,099
Stock issued for convertible note payable interest	-	311,868
Fair market value of warrants and stock options granted	24,320	136,571
Beneficial conversion feature	-	2,208,334
Amortization of capitalized cost of debt	-	2,815,358
Changes in operating assets and liabilities:
Increase in accounts receivable	(4,123,995)	(2,858,608)
Increase in other current assets	(4,980,504)	(3,359,736)
Decrease in long-term assets	229,622	159,940
Increase in accounts payable and accrued expenses	233,408	560,136
Net cash provided by/(used in) operating activities	3,772,041	(45,888)
Cash flows from investing activities:
Purchases of property and equipment	(4,435,755)	(2,420,470)
Sales of property and equipment	15,838	366,088
Net proceeds of certificates of deposit	-	1,737,481
Bank overdraft	85,335	-
Payments of acquisition payable	(879,007)	(4,027,753)
Increase in intangible assets	(4,829,369)	(3,295,262)
Net cash used in investing activities	(10,042,958)	(7,639,916)
Cash flows from financing activities:
Proceeds from sale of common stock	1,500,000	1,030,093
Proceeds from the exercise of stock options and warrants	3,282,827	1,008,250
Proceeds from sale of subsidiary stock	1,765,615	-
Finance costs incurred for sale of common stock	(10,000)	-
Purchase of treasury stock	(25,486)	-
Reduction of restricted cash	-	4,533,555
Proceeds from loans from officers	-	165,000
Proceeds from bank loans	5,441,870	-
Payments on bank loans	(99,936)	-
Payments on capital lease obligations & loans - net	(3,409,496)	2,359,017
Net cash provided by financing activities	8,445,394	9,095,915
Effect of exchange rate changes in cash	90,597	106,285
Net increase in cash and cash equivalents	2,265,074	1,516,396
Cash and cash equivalents, beginning of year	4,010,164	2,493,768
Cash and cash equivalents, end of year	$6,275,238	$4,010,164

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION TO GAAP
(UNAUDITED)

	For the Three	For the Year
	Months Ended	Ended
	June 30, 2008	June 30, 2008

Net income per GAAP (applicable to common shareholders)	$2,059,908	$7,222,049
Income taxes	75,710	121,982
Depreciaiton and amortization	1,068,487	3,354,472
Interest expense	82,043	626,640
EBITDA income	$3,286,148	$11,325,143

Weighted average number of shares outstanding
Basic	25,425,042	24,118,538
Diluted	27,303,554	25,997,049

Basic EBITDA EPS	$0.13	$0.47
Diluted EBITDA EPS	$0.12	$0.44